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                                                                EXHIBIT 11.1

                              VOICETEK CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                                               Historical                         Pro Forma
                                                                        --------------------------------          ----------
                                                                         Primary          Fully Diluted
                                                                        ----------        --------------
For the year ended December 31, 1996:
Net income available to common stockholders..........................   $2,967,000        $4,063,000(2)           $4,063,000(2)
                                                                        ==========        ==========              ==========
Weighted average common stock outstanding during the period..........      401,000           401,000                 401,000
Weighted average cheap stock outstanding during the period(1)........       59,000            59,000                  59,000
Assumed conversion of Preferred Stock................................           --         4,577,000               4,577,000
Assumed exercise of common stock options, less purchase of
  common stock under treasury stock method...........................      643,000           653,000                 643,000
                                                                        ----------        ----------              ----------
Weighted average shares outstanding..................................    1,103,000         5,690,000               5,680,000
                                                                        ==========        ==========              ==========
Net income per share.................................................   $     2.69        $     0.71              $    0 .72
                                                                        ==========        ==========              ==========
For the year ended December 31, 1995:
Net income available to common stockholders..........................   $1,396,000        $2,392,000(2)
                                                                        ==========        ==========
Weighted average common stock outstanding during the period..........      252,000           252,000
Weighted average cheap stock outstanding during the period(1)........       59,000            59,000
Assumed conversion of Preferred Stock................................                      4,577,000
Assumed exercise of common stock options, less purchase of common
  stock under the treasury stock method..............................      785,000         1,030,000
                                                                        ----------        ----------
Weighted average shares outstanding..................................    1,096,000         5,918,000
                                                                        ==========        ==========
Net income per share.................................................   $     1.27        $     0.40
                                                                        ==========        ==========
For the year ended December 31, 1994:
Net income available to common stockholders..........................   $  444,000        $  854,000(2)
                                                                        ==========        ==========
Weighted average common stock outstanding during the period..........      149,000           149,000
Weighted average cheap stock outstanding during the period(1)........       59,000            59,000
Assumed conversion of preferred stock................................                      4,577,000
Assumed exercise of common stock options, less purchase of common
  stock under the treasury stock method..............................      143,000           642,000
                                                                        ----------        ----------
Weighted average shares outstanding..................................      351,000         5,427,000
                                                                        ==========        ==========
Net income per share.................................................   $     1.26        $     0.16
                                                                        ==========        ==========
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(1)  In accordance with the Securities and Exchange Commission Staff Accounting
     Bulletin No. 83, issuances of Common Stock and Common Stock equivalents within one year prior to the initial filing date of the registration statement, at share prices less than the assumed initial public offering price of $11.00 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these equity issuances are treated as if issued and outstanding, using the treasury stock method, for all periods presented.

(2) Adjusted to add back accretion of the Preferred Stock to redemption value as the Preferred Stock is assumed to be converted for the Pro Forma and Fully Diluted calculations.